Exhibit 99.1

Iovance Biotherapeutics, Inc. Announces Closing of $252 Million Common Stock Public Offering

Offering Includes Exercise in Full of the Underwriter’s Option to Purchase an Additional 3.3 Million Shares of Common Stock

SAN CARLOS, CA, October 17, 2018 -- Iovance Biotherapeutics, Inc. (Nasdaq:IOVA) (“Iovance” or “Company”), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology, today announced the closing of an underwritten public offering of 25,300,000 shares of its common stock at a public offering price of $9.97 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Iovance, are approximately $252.2 million.  The shares of common stock issued and sold in the offering include 3,300,000 shares issued upon the exercise in full by the underwriter of its option to purchase additional shares at the public offering price, less the underwriting discounts and commissions.

Iovance intends to use the proceeds from this offering to fund the expansion of its organization to support the potential commercial launch of lifileucel, to fund its commercial manufacturing capabilities and facilities, to fund its ongoing clinical trials for its current product candidates, including its on-going Phase 2 clinical trials of LN-144, TIL for the treatment of metastatic melanoma, and LN-145, TIL for the treatment of cervical and head and neck cancers, to fund its planned clinical trials for its current product candidates, including its ongoing Phase 2 clinical trial of LN-145 for the treatment of non-small cell lung cancer, or NSCLC, in collaboration with MedImmune, and its ongoing Phase 2 clinical trials of Iovance TIL as an early-line therapy alone or in combination with pembrolizumab in melanoma, head and neck cancer, and NSCLC, and for other general corporate purposes. Additional indications may be explored with the use of proceeds.

Jefferies LLC acted as sole book-running manager for the offering.

The shares of common stock described above were offered by Iovance pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). The offering has been made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus was filed with the SEC, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor New York, New York, 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iovance Biotherapeutics, Inc.
Iovance Biotherapeutics, Inc. (the Company) is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using TIL technology being investigated for the treatment of patients with metastatic melanoma, recurrent and/or metastatic squamous cell carcinoma of the head and neck, recurrent, metastatic or persistent cervical cancer and locally advanced or metastatic non-small cell lung cancer.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. The forward-looking statements include, but are not limited to, statements about the Company's anticipated use of proceeds from the public offering. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the uncertainties inherent in the completion of ongoing clinical trials and the initiation of future clinical trials. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. A further list and description of the Company’s risks, uncertainties and other factors can be found in the Company’s most recent Annual Report on Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.iovance.com. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:
Sarah McCabe
Stern Investor Relations, Inc.
212-362-1200
sarah@sternir.com

Media Relations Contact:
John Capodanno
FTI Consulting
212-850-5705
john.capodanno@fticonsulting.com